Exhibit 99.3

BCSB Bancorp, Inc.
Subscription & Community Offering
Stock Order Form

Baltimore County Savings Bank F.S.B.	**Expiration Date**
Conversion Center 4111 East Joppa Road Baltimore, MD 21236 410-248-1189	for Stock Order Forms: Friday, October 19, 2007 12:00 noon, Eastern time (received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares ☐ *Subscription Price* **X 10.00 =** **(2) Total Payment Due** **$** ☐

Minimum number of shares: 25 shares ($250.00)
Maximum number of shares: 50,000 shares ($500,000)
Maximum number of shares for associates or group: 50,000 shares ($500,000)
See Instructions.

(3) Employee/Officer/Director Information

☐ Check here if you are an employee, officer or director of Baltimore County Savings Bank, F.S.B. or member of such person's immediate family living in the same household.

(4) Method of Payment by Check
Enclosed is a check, bank draft or money order payable to BCSB Bancorp in the amount indicated in this box.

Total Check Amount **$** .

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Baltimore County Savings Bank, F.S.B. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Baltimore County Savings Bank, F.S.B. cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw	$ Withdrawal Amount
		$.
		$.

(6) Purchaser Information

Subscription Offering - Check here and list account(s) below if you are :

☐ a. An Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 2005.

☐ b. A Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on June 30, 2007 but are not an Eligible Account Holder.

☐ c. An Other Member with a deposit account(s) on August 22, 2007 or a borrower with a loan outstanding as of June 16, 1987 that continued to be outstanding as of August 22, 2007 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Community Offering - Check here if you:

☐ d. Are an other community member (Indicate County of residence in #9 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership & SS# or Tax ID#:

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Fiduciary (i.e., trust, estate)

☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only) ☐ Company/Corporation/ Partnership ☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)

SS#/Tax ID# ➡

SS#/Tax ID# ➡

(8) Stock Registration & Address:

Name and address to appear on stock certificate.
Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:	
Name Continued:	
Mail to- Street:	
City:	State: Zip Code:

(9) Telephone Daytime/Evening ( ) -- ( ) -- County of Residence

(10) ☐ **NASD Affiliation** - Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person affiliated, or associated, with a NASD member, (continued on reverse side)

(11) ☐ **Associates/Acting in Concert** – Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. no later than 12:00 noon Eastern time, on October 19, 2007, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Baltimore County Savings Bank, F.S.B., this stock order form may not be modified, withdrawn or canceled without Baltimore County Savings Bank, F.S.B.'s consent and if authorization to withdraw from deposit accounts at Baltimore County Savings Bank, F.S.B. has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of Baltimore County Savings Bank, M.H.C. described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus and prospectus supplement at least 48 hours prior to execution and delivery of this stock order form to BCSB Bancorp, Inc.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Baltimore County Savings Bank, F.S.B., Baltimore County Bank, M.H.C. and BCSB Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

Bank Use

Signature ➡ Date

Signature ➡ Date

SIGNATURE REQUIRED ON **REVERSE SIDE** ALSO

Item (6) Purchaser Account Information continued:

Bank Use Account Number(s) Account Title (Name(s) on Account)

Item (10) NASD continued: a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Item (11) Associates/Acting In Concert continued:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms Number of shares ordered

Associate—The term “associate” of a particular person means:

(1) a corporation or organization, other than Baltimore County Savings Bank, M.H.C., BCSB Bancorp or Baltimore County Savings Bank or a majority-owned subsidiary of Baltimore County Savings Bank, M.H.C., BCSB Bancorp or Baltimore County Savings Bank, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of such corporation or organization; (2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Baltimore County Savings Bank, M.H.C., BCSB Bancorp or Baltimore County Savings Bank in which such person has a substantial interest or may serve as trustee or in a similar fiduciary capacity, and

(3) any person who is related by blood or marriage and who either has the same home as a person or who is a director or officer of Baltimore County Savings Bank, M.H.C., BCSB Bancorp or Baltimore County Savings Bank or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY BALTIMORE COUNTY SAVINGS BANK, M.H.C., BCSB BANKCORP, INC., BCSB BANCORP, INC., BALTIMORE COUNTY SAVINGS BANK, F.S.B., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call John E. Ryan, Regional Director of the Southeast Regional Office of the Office of Thrift Supervision at (404) 888-0771.

I further certify that, before purchasing the common stock, par value $0.01 per share, of BCSB Bancorp, Inc. (the “Company”), the holding company for Baltimore County Savings Bank, F.S.B., I received a prospectus of the Company dated August 24, 2007 and a prospectus supplement dated September     , 2007 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page 19, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business

1. We are subject to the restrictions and conditions of a Supervisory Agreement with, and other commitments we have made to, the Office of Thrift Supervision. Failure to comply with the Supervisory Agreement could result in additional enforcement action against us, including the imposition of monetary penalties, and could adversely affect our ability to meet our obligations under our trust preferred securities.

2. We have had losses and low earnings in recent years, and if we cannot generate and increase our income to competitive levels our stock price may be adversely affected.

3. Our increased emphasis on commercial real estate and commercial lending may expose us to increased lending risks.

4. Certain interest rate movements may decrease income and asset value.

5. We do not expect to recover all of our losses from a recent check kiting scheme, and our recovery efforts are expected to take a long period of time and may result in further expenses or litigation.

6. We currently do not pay dividends and may not resume the payment of dividends.

7. A downturn in the local economy or a decline in real estate values could hurt our profits.

8. Strong competition within Baltimore County Savings Bank’s market area could adversely affect profits and slow growth.

9. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

Risks Related to this Offering

10.	Our stock price may decline when trading commences.

11. Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based benefit plans will adversely affect our profitability.

12.	Our low return on equity after the conversion may negatively impact the value of our common stock.

13. We have broad discretion in allocating the proceeds of the offering. Our failure to utilize effectively such proceeds would reduce our profitability. 14. Issuance of shares for benefit programs will dilute your ownership interest.

15. Stockholders of BCSB Bankcorp who receive BCSB Bancorp common stock in exchange for their stock in the conversion will receive lesser rights as stockholders than they currently have. 16. Office of Thrift Supervision regulations and anti-takeover provisions in our articles of incorporation restrict the accumulation of our common stock, which may adversely affect our stock price. 17. There may be a limited market for our common stock, which may lower our stock price.

(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature Date Signature Date

Print Name Print Name

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK